UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

9635 Granite Ridge Drive, Suite 100 San Diego, California		92123
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-459-7800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On June 28, 2021, the Compensation Committee of the Board of Directors of Aethlon Medical, Inc. (the “Company”) approved, pursuant to the terms of the Executive Employment Agreement between the Company and Charles J. Fisher, Jr., M.D., dated October 30, 2020 (the “Executive Employment Agreement”), (a) the payment to Dr. Fisher, the Company’s Chief Executive Officer, of a cash bonus in the amount of $215,000, representing 50% of his current 2021 annual base salary, upon the occurrence of a Qualified Event (as defined in the Executive Employment Agreement), and (b) an additional stock option grant for the purchase of 266,888 shares of common stock of the Company (“Common Stock”) under the Company’s 2020 Equity Incentive Plan (“Plan”), which will result in Dr. Fisher’s beneficial ownership of total equity in the Company following such grant to be equal to three percent (3%) of the issued and outstanding shares of Common Stock of the Company on a fully-diluted basis. The purchase price for the shares subject to the option is $5.17 per share, the fair market value of the Common Stock on the date of the grant. The shares subject to the option are subject to vesting over four years, commencing on the date of grant (the “Vesting Commencement Date”), with twenty-five percent (25%) of the shares subject to the option vesting on the first anniversary of the Vesting Commencement Date and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, in each case subject to Dr. Fisher’s Continuous Service (as defined in the Plan) through each vesting date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aethlon Medical, Inc.

Dated: July 1, 2021	By:	/s/ James B. Frakes
James B. Frakes Chief Financial Officer

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